Exhibit (j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated May 5, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-26513) of Dreyfus Institutional Preferred Money Market Funds.

                                        ERNST & YOUNG LLP
New York, New York
October 11, 2000